Exhibit 99.1
May 5, 2008 Supplemental Schedule

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2007	2007	2007	2007
	(Dollars in thousands)
Premiums Produced:
Security	$17,345	$17,284	$15,405	$16,653
Specialty	40,731	46,936	35,538	32,642
Contract Underwriting	6,184	14,036	15,265	16,685
FM Emerald	—	—	—	1,329

Premiums Produced	$64,260	$78,256	$66,208	$67,309

Gross Written Premiums:
Security	$17,262	$17,195	$15,613	$16,602
Specialty	40,731	47,586	35,304	32,208
Contract Underwriting	2,607	12,537	15,357	17,170
FM Emerald	—	—	—	1,329

Gross written premiums	$60,600	$77,318	$66,274	$67,309

Net Written Premiums:
Security	$9,750	$9,422	$9,018	$10,754
Specialty	23,091	28,193	20,334	21,813
Contract Underwriting	1,619	6,462	6,126	8,734
FM Emerald	—	—	—	256

Net written premiums	$34,460	$44,077	$35,478	$41,557